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                               EXHIBIT 23-1

                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (File Nos. 33-40824, 33-69420, 33-61784 and 33-57895),
Form S-4 (File No. 33-61992 and 33-61047) and in the Registration Statement on Form S-8 (File Nos. 33-67430, 33-67432, 33-67324,
33-51331, 33-51885, 33-52025, 33-54511, 33-54519, 33-59579 and
33-61855) of Frontier Corporation of our report dated January 16, 1995, except as to the pooling of interests with American Sharecom, Inc. which is as of March 17, 1995, and which appears in the Current Report on Form 8-K of Frontier Corporation dated April 12, 1995.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Rochester, New York
August 18, 1995